                                                                   EXHIBIT 99(a)

                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)

                                                                                TWELVE MONTHS ENDED
                                                                                    JUNE 30, 2002
                                                                                --------------------
                                                                                 MILLIONS OF DOLLARS

Operating revenues...........................................................   $             28,727
                                                                                --------------------

Operating expenses
     Energy purchased for resale, fuel consumed and delivery costs...........                 21,064
     Operation and maintenance..............................................                   3,564
     Depreciation and other amortization.....................................                    968
     Goodwill amortization...................................................                    111
     Taxes other than income.................................................                    760
                                                                                --------------------
        Total operating expenses.............................................                 26,467
                                                                                --------------------

Operating income.............................................................                  2,260

Other income ................................................................                     72

Other deductions.............................................................                    265

Interest income..............................................................                    126

Interest expense and other charges
     Interest................................................................                  1,258
     Distribution on  mandatorily redeemable, preferred
      securities of subsidiary trusts, each holding solely junior subordinated debentures of the obligated company:
        TXU Corp. obligated.................       ..........................                     30
        Subsidiary obligated.........       .................................                     37
     Preferred stock dividends of subsidiaries...............................                     14
     Distributions on preferred securities of subsidiary perpetual
      trust of TXU Europe....................................................                     15
     Allowance for borrowed funds used during
      construction and capitalized interest..................................                    (18)
                                                                                --------------------
        Total interest expense and other charges.............................                  1,336
                                                                                --------------------

Income before income taxes and extraordinary items...........................                    857

Income tax benefit...........................................................                    (39)
                                                                                --------------------

Income before extraordinary items............................................                    896

Extraordinary items, net of tax effect.......................................                   (171)
                                                                                --------------------
Net income...................................................................                    725

Preference stock dividends...................................................                     22
                                                                                --------------------

Net income available for common stock........................................   $                703
                                                                                ====================

Average shares of common stock outstanding (millions)........................                    264

Per share of common stock:
     Basic and diluted earnings
        Income before extraordinary items....................................   $               3.31

        Extraordinary items, net of tax effect...............................   $               (.65)

        Net income available for common stock................................   $               2.66

     Dividends declared......................................................   $               2.40